UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On June 15, 2009, the Board of Directors (the “Board”) of YTB International, Inc. (the “Company”) elected Jack H. Humes, Jr., Esq., Thomas B. Baker, Jr. and Patricia S. Williams, Esq. to the Board pursuant to the Board’s authority set forth in the Company’s Amended and Restated By-Laws.  Mr. Baker was elected as a Class III director with a term expiring at the Company’s 2010 Annual Meeting of Stockholders, Mr. Humes was elected as a Class I director with a term expiring at the Company’s 2011 Annual Meeting of Stockholders, and Ms. Williams was elected as a Class II director with a term expiring at the Company’s 2012 Annual Meeting of Stockholders.

In addition, Mr. Baker was named to the Audit and Investment Committees of the Board, Ms. Williams was named to the Compensation Committee of the Board, and Mr. Humes was named to the Compensation and Investment Committees of the Board.

Under the Company’s current policy for the compensation of its non-employee directors, each of Messrs. Humes and Baker and Ms. Williams will receive a one-time restricted stock award in connection with his or her election to the Board to consist of shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), having a $40,000 fair market value as of the close of trading on the grant date.  Such at-election award will vest ratably over a period of four years on each grant date anniversary, subject to the new Board members’ continued service on the Board.

As non-employee members of the Board, each of Messrs. Humes and Baker and Ms. Williams will also receive the following annual compensation:  (i) $30,000 cash for their services as a Board member; (ii) a restricted stock award of Class A Common Stock having a $30,000 fair market value as of the close of trading on the date of the Company’s annual meeting of stockholders, the grant date, vesting entirely on the first anniversary of such grant date; (iii) $1,000 cash for each meeting of the Board or a committee thereof that he or she attends; and (iv) reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on the Company’s behalf.

On June 18, 2009, the Company issued a press release announcing the election of Messrs. Humes and Baker and Ms. Williams.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

No.	Description
99.1	Press release dated June 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: June 18, 2009	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press release dated June 18, 2009